UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 18, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Silicon Image, Inc. (the “Registrant”) approved the Registrant’s Executive Incentive Compensation Plan for Fiscal Year 2013 (the “2013 Executive Incentive Compensation Plan”).  The 2013 Executive Incentive Compensation Plan provides incentive compensation to executive employees of the Registrant to assist the Registrant in achieving its financial goals for the fiscal year ending December 31, 2013.

Under the 2013 Executive Incentive Compensation Plan, executive employees of the Registrant (collectively, “Participants” and each a “Participant”) selected by the Committee  shall be eligible to participate; provided however, that, except as expressly provided by the Committee, neither executives who are entitled to participate in any Registrant business development or sales incentive plan nor executives who begin their employment with the Registrant on or after October 1, 2013 are eligible to participate.  Participation in the 2013 Executive Incentive Compensation Plan is at the sole discretion of the Committee.  Participants must complete all mandatory training(s) within the requisite time periods in order to be eligible to receive payment of incentive compensation under the 2013 Executive Incentive Compensation Plan.

Subject to the terms and conditions of the 2013 Executive Incentive Compensation Plan, the Registrant will set aside funds for the payment of incentive compensation to Participants if (i) the Registrant’s actual revenue for the full 2013 fiscal year equals or exceeds 90% of the planned revenue (“Plan Revenue”) for such period established in the 2013Annual Operating Plan approved by the Board (“2013 Annual Operating Plan”) and (ii) the Registrant’s operating income determined in accordance with generally accepted accounting principles (“GAAP Operating Income”) for the full 2013 fiscal year equals or exceeds 90% of the planned GAAP Operating Income established in the 2013 Annual Operating Plan (the “Plan GAAP Operating Income”).  The amounts of each incentive compensation pool will be a function of the extent to which the Registrant’s actual revenue equals or exceeds 90% of the Plan Revenue and the Registrant’s GAAP Operating Income equals or exceeds 90% of the Plan GAAP Operating Income. No funds will be set aside for the payment of incentive compensation under the 2013 Executive Incentive Compensation Plan if the Registrant’s actual revenue and/or GAAP Operating Income is less than 90% of Plan Revenue and Plan GAAP Operating Income.

The Registrant will set aside funds for the payment of incentive compensation to Participants if the Registrant achieves the Plan Revenue and Plan Operating Income targets for the 2013 fiscal year as follows:

% achievement		Funding
GAAP Revenue	GAAP Op Income	(in thousands)
90%	90%	$ 463
100%	100%	$ 926
110%	110%	$ 1,351

If the Registrant achieves 110% of the Plan Revenue, and GAAP Operating Income is at or above 140% of the Plan GAAP Operating Income, then the Registrant will fund an aggregate of $1,513,000, which is the maximum funding under the 2013 Executive Incentive Compensation Plan.  In the event that the Registrant’s performance with respect to actual revenue and GAAP Operating Income falls in between the targets established in the 2013 Executive Incentive Compensation Plan, the actual amounts will be calculated pro rata on a straight line basis.

The actual incentive compensation that may be paid to each Participant will be based on the Participant’s target incentive compensation, which is equal to a percentage of base compensation, and on the Registrant’s actual revenue and GAAP Operating Income as described above. The Committee has complete and exclusive discretion and authority to determine the amount of each Participant’s target incentive compensation and the actual amount payable to each Participant and may amend or terminate the 2013 Executive Incentive Compensation Plan at any time.  The amounts of incentive compensation, if any, allocable to individual Participants will be determined by the Committee in its sole discretion. The amounts of individual incentive compensation payments may be less than, equal to or greater than the participant’s target incentive compensation.  Incentive compensation under the 2013 Executive Incentive Compensation Plan, if any, will be distributed as soon as reasonably practicable following (i) public disclosure of the Company’s financial results for the 2013 Fiscal Year in its annual report on Form 10-K filed with the Securities and Exchange Commission and (ii) any determination of the amounts of incentive compensation allocable to Participants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2013	SILICON IMAGE, INC.

	By:	/s/ Edward Lopez
Edward Lopez
Chief Legal and Administrative Officer